UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2020

Odyssey Semiconductor Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333- 234741	84-1766761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Brown Road

Ithaca, NY 14850

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (607) 351-9768

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2020, Odyssey Semiconductor Technologies, Inc. (the “Company”) appointed Alex Behfar as Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of the Company. Prior to such appointment, Mr. Behfar was Executive Chairman of the Board and Acting Chief Executive Officer of the Company.

In connection with Mr. Behfar’s new appointment, the Board approved the issuance to Mr. Behfar under the Company’s 2019 Equity Compensation Plan (“Equity Plan”), as amended and restated, of 10-year options to purchase 1,637,410 shares of common stock at a price of $1.50 per share, that will vest ratably on a monthly basis over 24 months starting from March 11, 2022.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 16, 2020, the Board and a majority of the Company’s shareholders approved the second amendment to the Equity Plan to (i) increase the number of shares of common stock authorized for issuance under the Equity Plan from 2,500,000 to 4,600,000; and (ii) increase the maximum aggregate number of shares, options and/or other awards that may be granted to any one person during any calendar year from 1,300,000 to 2,950,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 22, 2020	Odyssey Semiconductor Technologies, Inc.

	By:	/s/ Alex Behfar
Name: Alex Behfar
Title: Chairman and Chief Executive Officer

2